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                                                                   EXHIBIT 23.1






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 9, 1996, on the financial statements of Alchem Aluminum, Inc. as of October 31, 1996, and for the year then ended, included in IMCO Recycling Inc.'s Current Report on Form 8-K/A-3 dated
January 9, 1998, into IMCO Recycling Inc.'s previously filed Registration Statements, File Nos. 33-26641, 33-34745, 33-76780, 333-00075, 333-07091 and
333-36833.



                                               ARTHUR ANDERSEN LLP


Toledo, Ohio
  January 9, 1998.